Exhibit 99.1

(Furnished herewith)

NEWS RELEASE

Jennifer Hartmann

Director, Strategic Public Relations

Deere & Company

309-765-5678

Deere Reports First-Quarter Net Income of $1.224 Billion

●	First-quarter net income more than doubles on 23% gain in net sales, reflecting successful execution of new operating strategy.
●	Improved conditions in agricultural and construction sectors setting stage for year of strong performance.
●	Full-year earnings forecast increased to $4.6 to $5.0 billion.

MOLINE, Illinois (February 19, 2021) — Deere & Company reported net income of $1.224 billion for the first quarter ended January 31, 2021, or $3.87 per share, compared with net income of $517 million, or $1.63 per share, for the quarter ended February 2, 2020. Worldwide net sales and revenues increased 19 percent in the first quarter of 2021 to $9.112 billion. Equipment operations net sales were $8.051 billion for the quarter, compared with $6.530 billion in 2020.

“John Deere started 2021 on a strongly positive note,” said John C. May, chairman and chief executive officer. “Our results were aided by outstanding performance across our business lineup and improving conditions in the farm and construction sectors. In addition, our smart industrial operating strategy is making a significant impact on the company’s results while it also helps our customers be more profitable and sustainable.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2021 is forecast to be in a range of $4.6 billion to $5.0 billion.

“We are proud of our success executing the strategy and creating a more focused organization that can operate with greater speed and agility,” May said. “As our recent performance shows, these steps are leading to improved efficiencies and helping the company target its resources and investments on areas that have the greatest impact. At the same time, even as we ramp up factory production and intensify our efforts to serve customers, we are mindful of the continuing challenges associated with the global pandemic. We remain committed, above all else, to safeguarding the health and well-being of our employees.”

Deere & Company	First Quarter
$ in millions	2021	2020	% Change
Net sales and revenues	$9,112	$7,631	19%
Net income	$1,224	$517	137%
Fully diluted EPS	$3.87	$1.63

In the first quarter of 2021, the company recorded impairments totaling $50 million pretax to certain long-lived assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax. In the first quarter of 2020, total voluntary employee-separation program expense recognized was $127 million pretax.

Equipment Operations	First Quarter
$ in millions	2021	2020	% Change
Net sales	$8,051	$6,530	23%
Operating profit	$1,380	$466	196%
Net income	$1,020	$380	168%

Beginning in fiscal year 2021, the company implemented a new strategy, operating model, and reporting structure. With this change, the company’s agriculture and turf operations were divided into two new segments, which are described as follows:

The production and precision agriculture segment is responsible for defining, developing, and delivering global equipment and technology solutions to unlock customer value for production-scale growers of large grains, small grains, cotton, and sugar. Main products include large and certain mid-size tractors, combines, cotton pickers, sugarcane harvesters and loaders, and soil preparation, seeding, application and crop care equipment.

The small agriculture and turf segment is responsible for defining, developing, and delivering market-driven products to support mid-size and small growers and producers globally as well as turf customers. The operations are principally organized to support production systems for dairy and livestock, high-value crops, and turf and utility operators. Primary products include certain mid-size and small tractors, as well as hay and forage equipment, riding and commercial lawn equipment, golf course equipment, and utility vehicles.

There were no reporting changes for the construction and forestry and financial services segments. As a result, the company has four reportable segments.

Production & Precision Ag	First Quarter
$ in millions	2021	2020	% Change
Net sales	$3,069	$2,507	22%
Operating profit	$643	$218	195%
Operating margin	21.0%	8.7%

Production and precision ag sales for the quarter increased due to higher shipment volumes and price realization, partially offset by the unfavorable effects of currency translation. Operating profit rose primarily due to price realization, higher shipment volumes / sales mix, and a favorable indirect tax ruling in Brazil. These items were partially offset by unfavorable effects of foreign-currency exchange. The prior period was affected by voluntary employee-separation expenses.

Production & Precision Agriculture Operating Profit

First Quarter 2021 compared to First Quarter 2020

$ in millions

$218
$185
$196
($55)
$6
($38)
$26
$90
$15
$643
First Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
First Quarter 2021

Small Ag & Turf	First Quarter
$ in millions	2021	2020	% Change
Net sales	$2,515	$1,979	27%
Operating profit	$469	$155	203%
Operating margin	18.6%	7.8%

Small ag and turf sales for the quarter increased due to higher shipment volumes, price realization, and the favorable effects of currency translation. Operating profit increased primarily due to higher shipment volumes / sales mix and price realization. Results for the prior period were affected by voluntary employee-separation expenses.

Small Agriculture & Turf Operating Profit
First Quarter 2021 compared to First Quarter 2020
$ in millions
$155
$138
$112
$5
$8
($17)
$14
$33
$21
$469
First Quarter 2020
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
First Quarter 2021

Construction & Forestry	First Quarter
$ in millions	2021	2020	% Change
Net sales	$2,467	$2,044	21%
Operating profit	$268	$93	188%
Operating margin	10.9%	4.5%

Construction and forestry sales moved higher for the quarter primarily due to higher shipment volumes, price realization, and the favorable effects of currency translation. Additionally, the Wirtgen operation’s one-month reporting lag was eliminated resulting in four months of Wirtgen activity in the quarter. Operating profit increased mainly due to higher shipment volumes / sales mix and price realization. The increase in profit was partially offset by impairments of long-lived assets and higher production costs. Results last year also included voluntary employee-separation costs.

Construction & Forestry Operating Profit

First Quarter 2021 compared to First Quarter 2020

$ in millions

$93
$135
$67
($13)
($2)
($19)
($21)
($13)
$41
$268
First Quarter 2020
Volume/Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
First Quarter 2021

Financial Services	First Quarter
$ in millions	2021	2020	% Change
Net income	$204	$137	49%

The increase in financial services net income for the quarter was mainly due to favorable financing spreads, lower losses on operating-lease residual values, and a lower provision for credit losses.

Industry Outlook for 2021 (Annual)
Agriculture & Turf
U.S. & Canada:
Large Ag	Up 15 to 20%
Small Ag & Turf	Up ~ 5%
Europe	Up ~ 5%
South America (Tractors & Combines)	Up ~ 10%
Asia	Down slightly

Construction & Forestry
U.S. & Canada:
Construction Equipment	Up ~5%
Compact Construction Equipment	Up ~10%
Global Forestry	Up 5 to 10%

Deere Segment Outlook (2021)		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	$15,500 to 16,500	+1%	+6%
Small Ag & Turf	$10,500 to 11,500	+3%	+2%
Construction & Forestry	$10,500 to 11,000	+2%	+2%

Financial Services	Net Income	$ 730

Financial Services. Full-year 2021 results are expected to benefit from income earned from a higher average portfolio, lower losses on lease residual values, and favorable financing spreads.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	First Quarter
$ in millions	2021	2020	% Change
Revenue	$657	$719	-9%
Net income	$167	$99	69%
Ending portfolio balance	$38,372	$37,146	3%

Results for the quarter were higher than the same period in 2020 primarily due to favorable financing spreads, lower losses on operating-lease residual values, and a lower provision for credit losses.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements under “Company Outlook & Summary,” “Industry Outlook,” “Deere Segment Outlook,” and other forward-looking statements herein that relate to future events, expectations, and trends involve factors that are subject to change, and risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment businesses are subject to a number of uncertainties including the factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products, world grain stocks, weather conditions, soil conditions, harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, trade restrictions and tariffs (e.g., China), global trade agreements, the level of farm product exports (including concerns about genetically modified organisms), the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in and effects of crop insurance programs, changes in environmental regulations and their impact on farming practices, animal diseases (e.g., African swine fever) and their effects on poultry, beef and pork consumption and prices and on livestock feed demand, and crop pests and diseases and the impact of the COVID pandemic on the agricultural industry including demand for, and production and exports of, agricultural products, and commodity prices.

The production and precision agriculture business is dependent on agricultural conditions, and relies on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability or sustainability outcomes; the rate of adoption and use by customers; availability of technological innovations; speed of research and development; effectiveness of partnerships with third-parties; and the dealer channel’s ability to support and service precision technology solutions.

Factors affecting the outlook for the company’s small agriculture and turf equipment include agricultural conditions, consumer confidence, weather conditions, customer profitability, labor supply, consumer borrowing patterns, consumer purchasing preferences, housing starts and supply, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

Consumer spending patterns, real estate and housing prices, the number of housing starts, interest rates, commodity prices such as oil and gas, the levels of public and non-residential construction, and investment in infrastructure affect sales and results of the company’s construction and forestry equipment. Prices for pulp, paper, lumber and structural panels affect sales of forestry equipment.

Many of the factors affecting production and precision agriculture, small agriculture and turf, and construction and forestry segments, have been and may continue to be impacted by global economic conditions, including those resulting from the COVID pandemic and responses to the pandemic taken by governments and other authorities.

All of the company’s businesses and its results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates (including the availability of IBOR reference rates); inflation and deflation rates; changes in weather patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts; natural disasters; and the spread of major epidemics (including the COVID pandemic) and government and industry responses to epidemics such as travel restrictions and extended shut down of businesses.

Uncertainties related to the magnitude and duration of the COVID pandemic may significantly adversely affect the company’s business and outlook. These uncertainties include: the duration and impact of any resurgence in COVID cases in any country, state, or region; the emergence, contagiousness, and threat of new and different strains of COVID; prolonged reduction or closure of the company’s operations, or a delayed recovery in our operations; additional closures as mandated or otherwise made necessary by governmental authorities; disruptions in the supply chain and a prolonged delay in resumption of operations by one or more key suppliers, or the failure of any key suppliers; the company’s ability to meet commitments to customers on a timely basis as a result of increased costs and supply challenges; the ability to receive goods on a timely basis and at anticipated costs; increased logistics costs; delays in the company’s strategic initiatives as a result of reduced spending on research and development; additional operating costs due to remote working arrangements, adherence to social distancing guidelines and other COVID-related challenges; increased risk of cyber attacks on network connections used in remote working arrangements; increased privacy-related risks due to processing health-related personal information; legal claims related to personal protective equipment designed, made, or provided by the company or alleged exposure to COVID on company premises; absence of employees due to illness; the impact of the pandemic on the company’s customers and dealers, and their delays in their plans to invest in new equipment; requests by the company’s customers or dealers for payment deferrals and contract modifications; the impact of disruptions in the global capital markets and/or declines in the company’s financial performance, outlook or credit ratings, which could impact the company’s ability to obtain funding in the future; and the impact of the pandemic on demand for our products and services as discussed above. It is unclear when a sustained economic recovery could occur and what a recovery may look like. All of these factors could materially and adversely affect our business, liquidity, results of operations and financial position.

Significant changes in market liquidity conditions, changes in the company’s credit ratings and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows. Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, borrowing and repayment practices, and the number and size of customer loan delinquencies and defaults. A debt crisis, in Europe or elsewhere, could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results. The company’s investment management activities could be impaired by changes in the equity, bond and other financial markets, which would negatively affect earnings.

The withdrawal of the United Kingdom from the European Union and the perceptions as to the impact of the withdrawal may adversely affect business activity, political stability and economic conditions in the United Kingdom, the European Union and elsewhere. The economic conditions and outlook could be further adversely affected by (i) uncertainty regarding any new or modified trade arrangements between the United Kingdom and the European Union and/or other countries, (ii) the risk that one or more other European Union countries could come under increasing pressure to leave the European Union, or (iii) the risk that the euro as the single currency of the Eurozone could cease to exist. Any of these developments, or the perception that any of these developments are likely to occur, could affect economic growth or business activity in the United Kingdom or the European Union, and could result in the relocation of businesses, cause business interruptions, lead to economic recession or depression, and impact the stability of the financial markets, availability of credit, currency exchange rates, interest rates, financial institutions, and political, financial and monetary systems. Any of these developments could affect our businesses, liquidity, results of operations and financial position.

Additional factors that could materially affect the company’s operations, access to capital, expenses and results include changes in, uncertainty surrounding and the impact of governmental trade, banking, monetary and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs and other areas; governmental programs, policies, and tariffs for the benefit of certain industries or sectors; sanctions in particular jurisdictions; retaliatory actions to such changes in trade, banking, monetary and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws and regulations and company actions related thereto; changes to and compliance with privacy regulations; changes to and compliance with economic sanctions and export controls laws and regulations;

compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies.

Other factors that could materially affect results include production, design and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights whether through theft, infringement, counterfeiting or otherwise; the availability and prices of strategically sourced materials, components and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations or distribution; the failure of customers, dealers, suppliers or the company to comply with laws, regulations and company policy pertaining to employment, human rights, health, safety, the environment, sanctions, export controls, anti-corruption, privacy and data protection and other ethical business practices; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits or other legal proceedings; start-up of new plants and products; the success of new product initiatives or business strategies; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity and speed needed to support technology solutions; oil and energy prices, supplies and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts; changes in the ability to attract, develop, engage, and retain qualified personnel; acquisitions and divestitures of businesses; greater than anticipated transaction costs; the integration of new businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures or divestitures; the inability to deliver precision technology and agricultural solutions to customers; the implementation of the smart industrial operating strategy and other organizational changes; the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts; difficulties related to the conversion and implementation of enterprise resource planning systems; security breaches, cybersecurity attacks, technology failures and other disruptions to the company’s and suppliers’ information technology infrastructure; changes in company declared dividends and common stock issuances and repurchases; changes in the level and funding of employee retirement benefits; changes in market values of investment assets, compensation, retirement, discount and mortality rates which impact retirement benefit costs; and significant changes in health care costs.

The liquidity and ongoing profitability of John Deere Capital Corporation and other credit subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate or capital markets become more volatile, including as a result of the COVID pandemic, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s forward-looking statements are based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. The company, except as required by law, undertakes no obligation to update or revise its forward-looking statements, whether as a result of new developments or otherwise. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

First Quarter 2021 Press Release

(in millions of dollars)

Unaudited

	Three Months Ended
	January 31	February 2%
	2021	2020	Change
Net sales and revenues:
Production & precision ag	$3,069	$2,507	+22
Small ag & turf	2,515	1,979	+27
Construction & forestry	2,467	2,044	+21
Total net sales	8,051	6,530	+23
Financial services	884	931	-5
Other revenues	177	170	+4
Total net sales and revenues	$9,112	$7,631	+19

Operating profit: *
Production & precision ag	$643	$218	+195
Small ag & turf	469	155	+203
Construction & forestry	268	93	+188
Financial services	258	179	+44
Total operating profit	1,638	645	+154
Reconciling items **	(106)	(78)	+36
Income taxes	(308)	(50)	+516
Net income attributable to Deere & Company	$1,224	$517	+137

*     Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**   Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended January 31, 2021 and February 2, 2020

(In millions of dollars and shares except per share amounts) Unaudited

	2021	2020
Net Sales and Revenues
Net sales	$8,051	$6,530
Finance and interest income	834	896
Other income	227	205
Total	9,112	7,631

Costs and Expenses
Cost of sales	5,805	5,077
Research and development expenses	366	425
Selling, administrative and general expenses	769	809
Interest expense	271	336
Other operating expenses	373	415
Total	7,584	7,062

Income of Consolidated Group before Income Taxes	1,528	569
Provision for income taxes	308	50

Income of Consolidated Group	1,220	519
Equity in income (loss) of unconsolidated affiliates	4	(1)

Net Income	1,224	518
Less: Net income attributable to noncontrolling interests		1
Net Income Attributable to Deere & Company	$1,224	$517

Per Share Data
Basic	$3.90	$1.65
Diluted	$3.87	$1.63

Average Shares Outstanding
Basic	313.5	313.5
Diluted	316.1	317.2

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions of dollars) Unaudited

	January 31	November 1	February 2
	2021	2020	2020
Assets
Cash and cash equivalents	$6,962	$7,066	$3,602
Marketable securities	667	641	609
Receivables from unconsolidated affiliates	28	31	38
Trade accounts and notes receivable - net	5,037	4,171	5,360
Financing receivables - net	29,438	29,750	27,294
Financing receivables securitized - net	3,931	4,703	4,478
Other receivables	1,141	1,220	1,367
Equipment on operating leases - net	7,030	7,298	7,504
Inventories	5,956	4,999	6,482
Property and equipment - net	5,741	5,817	5,900
Investments in unconsolidated affiliates	178	193	217
Goodwill	3,194	3,081	2,945
Other intangible assets - net	1,342	1,327	1,349
Retirement benefits	906	863	900
Deferred income taxes	1,556	1,499	1,414
Other assets	2,373	2,432	2,362
Total Assets	$75,480	$75,091	$71,821

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$9,224	$8,582	$10,008
Short-term securitization borrowings	3,969	4,682	4,416
Payables to unconsolidated affiliates	119	105	147
Accounts payable and accrued expenses	9,404	10,112	8,630
Deferred income taxes	532	519	491
Long-term borrowings	32,772	32,734	30,475
Retirement benefits and other liabilities	5,374	5,413	5,710
Total liabilities	61,394	62,147	59,877

Redeemable noncontrolling interest			14

Stockholders’ Equity
Total Deere & Company stockholders’ equity	14,083	12,937	11,926
Noncontrolling interests	3	7	4
Total stockholders’ equity	14,086	12,944	11,930
Total Liabilities and Stockholders’ Equity	$75,480	$75,091	$71,821

See Condensed Notes to Interim Consolidated Financial Statements.

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Three Months Ended January 31, 2021 and February 2, 2020

(In millions of dollars) Unaudited

	2021	2020
Cash Flows from Operating Activities
Net income	$1,224	$518
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses	(5)	15
Provision for depreciation and amortization	538	538
Impairment charges	50
Share-based compensation expense	15	19
Undistributed earnings of unconsolidated affiliates	18
Credit for deferred income taxes	(38)	(29)
Changes in assets and liabilities:
Trade, notes and financing receivables related to sales	(97)	70
Inventories	(926)	(642)
Accounts payable and accrued expenses	(705)	(1,134)
Accrued income taxes payable/receivable	130	(53)
Retirement benefits	(14)	36
Other	(47)	154
Net cash provided by (used for) operating activities	143	(508)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	5,999	5,664
Proceeds from maturities and sales of marketable securities	20	18
Proceeds from sales of equipment on operating leases	460	426
Cost of receivables acquired (excluding receivables related to sales)	(5,300)	(4,303)
Acquisitions of businesses, net of cash acquired	(19)
Purchases of marketable securities	(39)	(34)
Purchases of property and equipment	(154)	(271)
Cost of equipment on operating leases acquired	(294)	(517)
Collateral on derivatives - net	(88)	26
Other	(6)	17
Net cash provided by investing activities	579	1,026

Cash Flows from Financing Activities
Decrease in total short-term borrowings	(695)	(473)
Proceeds from long-term borrowings	1,757	1,702
Payments of long-term borrowings	(1,441)	(1,651)
Proceeds from issuance of common stock	71	53
Repurchases of common stock	(352)	(114)
Dividends paid	(242)	(242)
Other	(31)	(38)
Net cash used for financing activities	(933)	(763)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	103	(1)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(108)	(246)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	7,172	3,956
Cash, Cash Equivalents, and Restricted Cash at End of Period	$7,064	$3,710

See Condensed Notes to Interim Consolidated Financial Statements.

Condensed Notes to Interim Consolidated Financial Statements (Unaudited)

(1)	During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired by $38 million, pretax and after-tax. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments of $12 million pretax. The impairments were the result of a decline in forecasted financial performance that indicated it was probable future cash flows would not cover the carrying amount of the net assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax.

	Three Months Ended January 31, 2021
Expense (benefit):	Production & Precision Ag	Small Ag & Turf	Construction & Forestry	Total
Long-lived asset impairments – Cost of sales	$5	$3	$42	$50
Brazil indirect tax – Cost of sales	(53)		(5)	(58)
Total expense (benefit)	$(48)	$3	$37	$(8)

During the first quarter of 2020, the company implemented a voluntary employee-separation program with total pretax expenses as follows:

	Three Months Ended February 2, 2020
	Production & Precision Ag	Small Ag & Turf	Construction & Forestry	Financial Services	Total
Cost of sales	$19	$11	$9		$39
Research and development expenses	6	7	3		16
Selling, administrative and general expenses	17	18	12	$3	50
Total operating profit impact	$42	$36	$24	$3	105
Other operating expenses					22
Total expense					$127

(2)	Prior to November 2, 2020, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. In the first quarter of 2021, the reporting lag was eliminated resulting in four months of Wirtgen activity in the quarter. The effect was an increase to “Net sales” of $270 million, which the company considers immaterial to construction and forestry’s annual net sales. Prior period results were not restated.
(3)	Dividends declared and paid on a per share basis were as follows:

	Three Months Ended
	January 31	February 2
	2021	2020
Dividends declared	$.76	$.76
Dividends paid	$.76	$.76

(4)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(5)	The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 6 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services,” which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

(6) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENT OF INCOME

For the Three Months Ended January 31, 2021 and February 2, 2020

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS[1]		FINANCIAL SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Net Sales and Revenues
Net sales	$8,051	$6,530					$8,051	$6,530
Finance and interest income	32	27	$862	$936	$(60)	$(67)	834	896	[2]
Other income	220	209	72	62	(65)	(66)	227	205	[3]
Total	8,303	6,766	934	998	(125)	(133)	9,112	7,631

Costs and Expenses
Cost of sales	5,806	5,078			(1)	(1)	5,805	5,077	[4]
Research and development expenses	366	425					366	425
Selling, administrative and general expenses	653	672	117	138	(1)	(1)	769	809	[4]
Interest expense	95	63	188	275	(12)	(2)	271	336	[5]
Interest compensation to Financial Services	48	64			(48)	(64)			[5]
Other operating expenses	67	72	369	408	(63)	(65)	373	415	[6]
Total	7,035	6,374	674	821	(125)	(133)	7,584	7,062

Income before Income Taxes	1,268	392	260	177			1,528	569
Provision for income taxes	252	9	56	41			308	50

Income after Income Taxes	1,016	383	204	136			1,220	519
Equity in income (loss) of unconsolidated affiliates	4	(2)		1			4	(1)

Net Income	1,020	381	204	137			1,224	518
Less: Net income attributable to noncontrolling interests		1						1
Net Income Attributable to Deere & Company	$1,020	$380	$204	$137			$1,224	$517

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the Company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

2 Elimination of Financial Services interest income earned from Equipment Operations.

3 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations interest expense to Financial Services.

6 Elimination of Financial Services lease depreciation expense related to inventory transferred to equipment on operating leases.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited

	EQUIPMENT OPERATIONS[1]			FINANCIAL SERVICES			ELIMINATIONS			CONSOLIDATED
	Jan 31	Nov 1	Feb 2	Jan 31	Nov 1	Feb 2	Jan 31	Nov 1	Feb 2	Jan 31	Nov 1	Feb 2
	2021	2020	2020	2021	2020	2020	2021	2020	2020	2021	2020	2020
Assets
Cash and cash equivalents	$6,074	$6,145	$2,862	$888	$921	$740				$6,962	$7,066	$3,602
Marketable securities	8	7	4	659	634	605				667	641	609
Receivables from unconsolidated affiliates	5,151	5,290	1,425				$(5,123)	$(5,259)	$(1,387)	28	31	38	[7]
Trade accounts and notes receivable - net	900	1,013	1,115	5,341	4,238	5,707	(1,204)	(1,080)	(1,462)	5,037	4,171	5,360	[8]
Financing receivables - net	103	106	130	29,335	29,644	27,164				29,438	29,750	27,294
Financing receivables securitized - net	18	26	42	3,913	4,677	4,436				3,931	4,703	4,478
Other receivables	1,010	1,117	1,252	151	151	131	(20)	(48)	(16)	1,141	1,220	1,367	[8]
Equipment on operating leases - net				7,030	7,298	7,504				7,030	7,298	7,504
Inventories	5,956	4,999	6,482							5,956	4,999	6,482
Property and equipment - net	5,703	5,778	5,857	38	39	43				5,741	5,817	5,900
Investments in unconsolidated affiliates	157	174	200	21	19	17				178	193	217
Goodwill	3,194	3,081	2,945							3,194	3,081	2,945
Other intangible assets - net	1,342	1,327	1,349							1,342	1,327	1,349
Retirement benefits	903	859	871	60	59	58	(57)	(55)	(29)	906	863	900	[9]
Deferred income taxes	1,797	1,763	1,821	51	45	56	(292)	(309)	(463)	1,556	1,499	1,414	[10]
Other assets	1,485	1,439	1,546	891	994	818	(3)	(1)	(2)	2,373	2,432	2,362
Total Assets	$33,801	$33,124	$27,901	$48,378	$48,719	$47,279	$(6,699)	$(6,752)	$(3,359)	$75,480	$75,091	$71,821

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$394	$292	$947	$8,830	$8,290	$9,061				$9,224	$8,582	$10,008
Short-term securitization borrowings	17	26	42	3,952	4,656	4,374				3,969	4,682	4,416
Payables to unconsolidated affiliates	119	104	146	5,123	5,260	1,387	$(5,123)	$(5,259)	$(1,386)	119	105	147	[7]
Accounts payable and accrued expenses	8,672	9,114	8,325	1,959	2,127	1,786	(1,227)	(1,129)	(1,481)	9,404	10,112	8,630	[8]
Deferred income taxes	394	385	408	430	443	546	(292)	(309)	(463)	532	519	491	[10]
Long-term borrowings	10,139	10,124	5,567	22,633	22,610	24,908				32,772	32,734	30,475
Retirement benefits and other liabilities	5,325	5,366	5,639	106	102	100	(57)	(55)	(29)	5,374	5,413	5,710	[9]
Total liabilities	25,060	25,411	21,074	43,033	43,488	42,162	(6,699)	(6,752)	(3,359)	61,394	62,147	59,877

Redeemable noncontrolling interest			14									14

Stockholders’ Equity
Total Deere & Company stockholders’ equity	14,083	12,937	11,926	5,345	5,231	5,117	(5,345)	(5,231)	(5,117)	14,083	12,937	11,926	[11]
Noncontrolling interests	3	7	4							3	7	4
Financial Services equity	(5,345)	(5,231)	(5,117)				5,345	5,231	5,117				[11]
Adjusted total stockholders' equity	8,741	7,713	6,813	5,345	5,231	5,117				14,086	12,944	11,930
Total Liabilities and Stockholders’ Equity	$33,801	$33,124	$27,901	$48,378	$48,719	$47,279	$(6,699)	$(6,752)	$(3,359)	$75,480	$75,091	$71,821

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the Company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

7 Elimination of receivables / payables between Equipment Operations and Financial Services.

8 Reclassification of sales incentive accruals on receivables sold to Financial Services.

9 Reclassification of net pension assets / liabilities.

10 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

11 Elimination of Financial Services equity.

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Three Months Ended January 31, 2021 and February 2, 2020

(In millions of dollars) Unaudited

	EQUIPMENT OPERATIONS[1]		FINANCIAL SERVICES		ELIMINATIONS		CONSOLIDATED
	2021	2020	2021	2020	2021	2020	2021	2020
Cash Flows from Operating Activities
Net income	$1,020	$381	$204	$137			$1,224	$518
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Provision (credit) for credit losses	(2)	1	(3)	14			(5)	15
Provision for depreciation and amortization	279	261	294	311	$(35)	$(34)	538	538	[12]
Impairment charges	50						50
Share-based compensation expense					15	19	15	19	[13]
Undistributed earnings of unconsolidated affiliates	154	126	(1)	(1)	(135)	(125)	18		[14]
Credit for deferred income taxes	(27)	(7)	(11)	(22)			(38)	(29)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	156	312			(253)	(242)	(97)	70	[15,17,18]
Inventories	(842)	(530)			(84)	(112)	(926)	(642)	[16]
Accounts payable and accrued expenses	(529)	(1,058)	(53)	(19)	(123)	(57)	(705)	(1,134)	[17]
Accrued income taxes payable/receivable	173	(43)	(43)	(10)			130	(53)
Retirement benefits	(16)	30	2	6			(14)	36
Other	(68)	147	31	30	(10)	(23)	(47)	154	[12,13,16]
Net cash provided by (used for) operating activities	348	(380)	420	446	(625)	(574)	143	(508)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			6,416	6,056	(417)	(392)	5,999	5,664	[15]
Proceeds from maturities and sales of marketable securities			20	18			20	18
Proceeds from sales of equipment on operating leases			460	426			460	426
Cost of receivables acquired (excluding receivables related to sales)			(5,559)	(4,569)	259	266	(5,300)	(4,303)	[15]
Acquisitions of businesses, net of cash acquired	(19)						(19)
Purchases of marketable securities			(39)	(34)			(39)	(34)
Purchases of property and equipment	(154)	(271)					(154)	(271)
Cost of equipment on operating leases acquired			(408)	(669)	114	152	(294)	(517)	[16]
Increase in trade and wholesale receivables			(523)	(382)	523	382			[15]
Collateral on derivatives - net			(88)	26			(88)	26
Other	(8)	(9)	(9)	(15)	11	41	(6)	17	[18]
Net cash provided by (used for) investing activities	(181)	(280)	270	857	490	449	579	1,026

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	(20)	20	(675)	(493)			(695)	(473)
Change in intercompany receivables/payables	264	572	(264)	(572)
Proceeds from long-term borrowings		167	1,757	1,535			1,757	1,702
Payments of long-term borrowings	(20)	(83)	(1,421)	(1,568)			(1,441)	(1,651)
Proceeds from issuance of common stock	71	53					71	53
Repurchases of common stock	(352)	(114)					(352)	(114)
Dividends paid	(242)	(242)	(135)	(125)	135	125	(242)	(242)	[14]
Other	(22)	(29)	(9)	(9)			(31)	(38)
Net cash provided by (used for) financing activities	(321)	344	(747)	(1,232)	135	125	(933)	(763)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	83	3	20	(4)			103	(1)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(71)	(313)	(37)	67			(108)	(246)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	6,156	3,196	1,016	760			7,172	3,956
Cash, Cash Equivalents, and Restricted Cash at End of Period	$6,085	$2,883	$979	$827			$7,064	$3,710

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

1 The Equipment Operations represents the enterprise without Financial Services. The Equipment Operations includes the Company’s production and precision agriculture operations, small agriculture and turf operations, construction and forestry operations, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

12 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

13 Reclassification of share-based compensation expense.

14 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations net cash provided by operating activities, and capital investments in Financial Services from the Equipment Operations.

15 Primarily reclassification of receivables related to the sale of equipment.

16 Reclassification of lease agreements with direct customers.

17 Reclassification of sales incentive accruals on receivables sold to Financial Services.

18 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.